SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    Form 8-K



                Current Report Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934



         Date of Report (Date of earliest event reported): April 1, 1998



                               TELEGEN CORPORATION
             (Exact name of registrant as specified in its charter)


  California                               14836                 84-067214
  ----------                               -----                 ---------
(State or other jurisdiction of   (Commission File Number)   (I.R.S. Employer
 incorporation)                                              Identification No.)


                                101 Saginaw Drive
                         Redwood City, California 94063
                    (Address of principal executive offices)


                                 (650) 261-9400
              (Registrant's telephone number, including area code)

Item 5.   Other Events

         On April 1, 1998 (the "Closing Date"), Telegen Corporation, a California corporation (the "Company"), sold to Synercom, Inc., a Nevada corporation ("Synercom"), all of the assets of its wholly-owned subsidiary Telegen Communications Corporation, a California corporation ("TCC"), for consideration consisting of $500,000, Synercom's assumption of wage, tax, and certain other liabilities, and certain royalty streams to the Company (ranging between 1% to 7.5% of gross sales) on certain Synercom products for up to three years. The $500,000 consisted of $350,000 in cash and $150,000 in the form of a note with six quarterly installments, payment thereof to begin six months from the Closing Date.

         Required pro forma financial statements reflecting the Company's sale of TCC will be filed with the Securities and Exchange Commission on or before April 15, 1998.

         As of April 1, 1998, the Company has obtained oral funding commitments for $750,000, $500,000 of which has been advanced to the Company in cash (the "Bridge Financing"). The securities issued in the Bridge Financing shall take the form of notes with a face value of $750,000, convertible to the Company's Common Stock, and two-month warrants for the purchase of the Company's Common Stock for an aggregate purchase price of $750,000. The notes and warrants are convertible at $0.38 per share. If such warrants are exercised, they would provide the Company with an additional $750,000.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                    TELEGEN CORPORATION



Dated:   April 6, 1998                              /s/  Fred Y. Kashkooli
                                                         -----------------------
                                                         Fred Y. Kashkooli,
                                                         Chief Executive Officer